As filed with the Securities and Exchange Commission on August 23, 2011

Registration No. 333-155684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1893632
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6801 Rockledge Drive

Bethesda, Maryland 20817

(Address of Principal Executive Offices)

Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan

(Full Title of each Plan)

Marian S. Block

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(Name and address of agent for service)

(301) 897-6000

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

Lockheed Martin Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”) to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 25, 2008, Registration No. 333-155684 (the “2008 Form S-8”), with respect to shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan (the “2003 Plan”). A total of 10,000,000 shares of Common Stock were initially registered for issuance under the 2008 Form S-8.

On April 28, 2011, the shareholders of the Registrant approved the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (the “2011 Plan”), which replaces the 2003 Plan for future awards. No future awards will be made under the 2003 Plan. According to the terms of the 2011 Plan, any shares remaining issuable under the 2003 Plan are available for issuance under the 2011 Plan. Of the 10,000,000 shares registered under the 2008 Form S-8, 2,182,333 shares (the “Carryover Shares”) remained available for issuance as of August 19, 2011 and are hereby deregistered from the 2008 Form S-8.

Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register the shares of Common Stock that have become available for offer or sale pursuant to the 2011 Plan.

In accordance with Rule 457(p) of the Securities Act of 1933, as amended, the Registrant will carry over the registration fees paid for the Carryover Shares that were previously registered pursuant to the 2008 Form S-8 to offset the registration fees due in connection with the Registration Statement on Form S-8 for the 2011 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 23rd day of August 2011.

LOCKHEED MARTIN CORPORATION

/S/ MARIAN S. BLOCK
Marian S. Block Vice President and Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Robert J. Stevens	Chairman, Director and Chief Executive Officer (Principal Executive Officer)	August 23, 2011

* Bruce L. Tanner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 23, 2011

/S/ CHRISTOPHER J. GREGOIRE Christopher J. Gregoire	Vice President and Controller (Principal Accounting Officer)	August 23, 2011

This Registration Statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

Nolan D. Archibald*	Douglas H. McCorkindale*
David B. Burritt*	Joseph W. Ralston*
James O. Ellis, Jr.*	Anne Stevens*
Gwendolyn S. King*	Robert J. Stevens*
James M. Loy*

* By:	/S/ MARIAN S. BLOCK	August 23, 2011
Marian S. Block (Attorney-in-fact**)

** By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

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